Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-213471 on Form S-3 of Par Pacific Holdings, Inc. of our report dated February 26, 2016, relating to the financial statements of Laramie Energy, LLC as of and for the year ended December 31, 2015 appearing in the Annual Report on Form 10-K of Par Pacific Holdings, Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

November 14, 2016